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                                                                    EXHIBIT 10.5



                 CHIEF EXECUTIVE OFFICER EMPLOYMENT AGREEMENT

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                   EMPLOYMENT AGREEMENT FOR ALEXANDER HAAGEN


     This Employment Agreement (this "Agreement") is made and entered into this 1st day of June, 1997, by and between Alexander Haagen Properties, Inc., a Maryland corporation (the "Company"), Haagen Property Management, Inc., a California corporation ("HPMI") and Alexander Haagen ("Executive"). All references herein to the Company shall be deemed to include references to HPMI, unless otherwise required by the context.

     1.   Positions and Duties.
          --------------------

          (a) The Company hereby employs Executive as the Chairman of the Board and Chief Executive Officer of the Company during the Term (as hereinafter defined) of this Agreement, with powers and duties consistent with such position and Executive's stature and experience. During the Term, Executive shall perform such additional or different duties, and accept the election or appointment to such other offices or positions, as may mutually be agreeable to Executive and the Board of Directors of the Company (the "Duties"). The Duties shall be generally performed at the offices of the Company in the vicinity of Manhattan Beach, California. In addition, the Duties may be performed by Executive from time to time on a temporary travel basis at such other locations as Company shall reasonably request consistent with its reasonable business needs. Executive shall report solely to the Board of Directors of the Company.

          (b) Executive shall devote his full working time to the promotion of the Company's business and welfare, and use his best efforts to promote the Company's products and services. Executive shall be entitled to devote such reasonable amount of time to certain business activities in addition to Executive's services to the Company, and that such activities may be conducted in the real estate and real estate development fields, excluding the area of retail shopping centers (other than those retail shopping centers listed on Exhibit A hereto).

     2.   Term.   The term of this Agreement will commence on the date the
          ----
Company's stockholders approve the transactions set forth or contemplated by the Stock Purchase Agreement among the Company, LF Strategic Realty Investors L.P. and Prometheus Western Retail, LLC (the "Effective Date") and continue until terminated by either party giving written notice to the other not less than 36 months prior to such termination (provided, however, that this Agreement will in any event terminate on the fifth anniversary of the Effective Date).

     3.   Salary.  Commencing on the Effective Date, and for the duration of the
          ------
Term, the Company shall pay to Executive a fixed annual salary in the amount of Two Hundred Thousand Dollars ($200,000) per year, payable in equal installments, no less frequently than monthly, in accordance with the Company's prevailing payroll policy (the "Fixed Annual Salary"). The fixed Annual Salary of Executive shall be increased on each anniversary of the Effective Date by a percentage equal to the greater of (i) 3% of the then current Fixed Annual Salary or (ii) the increase of the Consumer Price Index published by the United States Department of Labor, Bureau of Labor Statistics, All Items, Consumer Price Index for All Urban Consumers from the Effective Date or, if later, the immediately preceding anniversary of the Effective Date. Any bonus shall be at the sole discretion of the Board of Directors of the Company or any compensation or similar committee thereof.

     4.   Expenses.  The Company will promptly reimburse Executive for all
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reasonable travel and business expenses paid or incurred by Executive in the performance of his duties hereunder.

     5.   Incentive Compensation.  As a further inducement to Executive, the
          ----------------------
Company has granted as of the Effective Date to Executive 10,000 restricted shares of the Company's common stock ("Restricted Stock Award"), which shall vest over a three year period, such vesting to accelerate upon a termination of the Term (provided, no such acceleration may occur if the Term is voluntarily terminated by Executive within six months of such Restricted

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Stock Award), subject to Section 8, such Restricted Stock Award being granted upon such terms as are set forth in that certain Restricted Stock Award Agreement attached hereto as Exhibit B. The Company will grant an additional 10,000 shares of Company's common stock upon each anniversary of the Effective Date during the Term on substantially the same terms as forth in Exhibit B (for aggregate Restricted Stock Award grants of up to an additional 40,000 shares) provided Executive remains in the Company's employment at such date (except as provided in Section 8). The number of shares of additional Restricted Stock Award grants shall be subject to adjustment for stock splits, stock dividends and combinations of stock.

     6.   Executive Benefits.  Executive shall be entitled to the following
          ------------------
benefits (collectively, the "Executive Benefits"):

          (a) Executive shall be entitled to a paid vacation of three weeks each year. Such vacation shall be taken at such time or times during the applicable year as may be determined by Executive subject to the Company's reasonable business needs.

          (b) Executive and his eligible dependents shall be included in group hospital, surgical, medical and dental benefit plans of the Company.

          (c) The Company shall promptly reimburse the Executive for all reasonable expenses incurred by the Executive with respect to professional memberships and continuing education upon evidence of receipt.

          (d) Except as otherwise provided herein, Executive shall be entitled to participate in any profit-sharing, stock option, pension or other plans, benefits or policies generally available to other currently existing officers of the Company or HPMI on the terms generally applicable to such officers, if and to the extent that Executive is eligible to participate in accordance with the provisions of any such plans or benefits, provided, however, that any such
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benefits or plans are not duplicative of those provided in this Section 6.
Nothing in this Section 6(d) is intended or shall be construed to require the Company or HPMI to institute any plan or benefits, or to maintain or refrain from amending or terminating any such existing plan or benefits.

     7.  Automobile.  The Company shall provide Executive with an automobile
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allowance of $500 per month (the "Automobile Benefit").

     8. Termination.
        -----------

          (a) The Company shall have the right, at its election, to terminate the Term only for "good cause," which shall consist of failure or refusal to comply with a material term of this Agreement or misfeasance in performing under this Agreement. Executive will have no right to any further Fixed Annual Salary from and after termination for "good cause," or to Automobile Benefit or Executive Benefits accruing thereafter.

          Should the Term be terminated by the Company other than for "good cause" or under Section 9, such termination shall be treated for purposes hereof as a termination for Company's Material Breach.

          (b)(i) Executive shall have the right, at his election, to terminate the Term only for "Company's Material Breach," which shall consist of the Company's failure or refusal to comply with a material term of this Agreement. The Company and Executive hereby agree that the following shall constitute a "failure or refusal to comply with a material term of this Agreement": (a) the Company's failure or refusal to comply with the provisions of Sections 3, 4, 5, 6, or 7 hereof unless such failure or refusal to comply arises out of a bona fide dispute; (b) relocation of Executive out of the Manhattan Beach, California, area without his consent; (c) failure to elect or maintain Executive as a member of the Company's Board of Directors (provided Executive is willing and able to stand for such election or remain as a member of the Board of Directors); or (d) adverse change in Executive's title

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or material diminution in Executive's duties. In order to terminate the Term,
Executive shall be required to give written notice specifying the claimed breach and the Company shall have failed to correct the claimed breach, if such breach is curable, or alter the objectionable pattern of conduct specified in the applicable written notice, thirty (30) days (ten (10) days in the case of a breach based upon non-payment of compensation due under this Agreement) after the receipt of the applicable notice.

          (ii) Subject to the provisions of Section 11 below, should Executive terminate the Term due to Company's Material Breach in accordance with the provisions of Section 8 (b)(i) the Company shall pay to Executive, in cash not later than the effective date of such termination, the sum of $1,000,000 (the "Termination Fee") plus the aggregate amount of Executive's Fixed Annual Salary and Automobile Benefit for the remainder of the Term and, for the remainder of the Term, provide Executive with Executive Benefits. In addition, the restricted stock awards to be granted pursuant to Section 5 for the remainder of the Term shall immediately be granted and shall be vested. All other benefits provided for in this Agreement and compensation payable under this Agreement shall cease on such date of termination of employment except to the extent accrued as of such date. To the extent the Termination Fee exceeds the amount deductible by the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, payment of such excess amount may deferred by the Company until the beginning of the following year, together with interest thereon at a rate equal to the prime rate published by Bank of America NT&SA.

     9.  Death or Disability.
         -------------------

          (a) The Term shall immediately terminate upon Executive's death as certified in accordance with the provisions of California law ("Death").

          (b) The Term shall immediately terminate upon Executive's Disability (as hereinafter defined). As used herein, the term "Disability" shall mean such condition, either mental or physical, which renders Executive unable to perform the services required of Executive hereunder, with or without reasonable accommodation, and such condition continues for a period of at least 120 consecutive days or an aggregate of at least 180 days during any 365-day period.

          (c) In the event that the Term is terminated by reason of Executive's Death or Disability, Executive or his estate (as the case may be) shall be entitled to the full amount of Executive's Fixed Annual Salary For the remainder of the Term; Executive shall have no right to any further Automobile Benefit or any Executive Benefits.

     10.  Treatment.  The Company shall not offer or provide employment benefits
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(excluding cash and equity compensation) to any other employee of the Company more favorable than those enjoyed by Executive. Executive shall be entitled to receive the benefit of any such terms effective upon the first day of employment by such employee and this Agreement will be deemed to be amended to reflect such terms. Failure to give effect to such terms by the Company will be deemed to be Company's Material Breach of this Agreement.

     11.  Mitigation.  The Company and Executive agree that Executive shall have
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no duty of mitigation.  Accordingly, the parties agree that any compensation earned by Executive after the date of his termination of employment hereunder shall not be used to offset any Fixed Annual Salary, Restricted Stock Awards, Automobile Benefit or Executive Benefits which the Company would otherwise be required to pay to Executive pursuant to Section 6.

     12.  Confidential Information.  During the Term of Employment the Executive
          ------------------------
agrees not to disclose to any person not employed by the Company or any affiliated entity and not engaged to render services to the Company or any affiliated entity any confidential information obtained while in the employ of the Company; provided, however, that the restrictions contained herein shall not
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apply to information that (i) was in the Executive's

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possession prior to any disclosure by the Company, (ii) is or becomes generally available to the public other than as a result of disclosure by the Executive or his representatives in violation of this Agreement, (iii) is or becomes available to the Executive on a non-confidential basis from a source other than the Company or its representatives) which is not, to the Executive's knowledge, prohibited from transmitting the information to the Executive or his representatives by a contractual, legal, fiduciary or other obligation, (iv) was independently acquired or developed by the Executive without violating the Executive's obligations under this Agreement, or (v) is furnished to a third party by the Company or any representative of the Company without similar non-disclosure restrictions on the third party's use of such information. In addition, this Section 11 shall not preclude the Executive from the use or disclosure of information known generally to the public or of information not considered confidential by the Company or any affiliated entity or from making disclosures required by law or court order.

     For purposes of this Agreement, the term "confidential information" shall include all information of any nature and in any form which is owned by the Company and which is not publicly available or generally known to persons engaged in businesses similar to that of the Company, including, but not limited to, research techniques; patents and patent applications; inventions and improvements, whether patentable or not; development projects; computer software and related documentation and materials; designs, practices, processes, methods, know-how and other facts related to sales, advertising, promotions, financial matters, customers, customer lists or customers' purchases of goods or services from the Company; industry contracts; and all other secrets and information of a confidential and proprietary nature.

     13.  Insurance.  During the term of this Agreement, the Company shall use
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its best efforts to maintain, at its expense, officers and directors fiduciary liability insurance that would cover the Executive in an amount of no less that $5 million.

     14.  Disputes.
          --------

          (a) Any dispute or controversy arising under, out of, in connection with or in relation to this Agreement shall, at the election and upon written demand of any party to this Agreement, be finally determined and settled by arbitration in Los Angeles, California, in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

          (b) If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief that may be granted; provided,
                                                                 --------
however, that the Company shall not be entitled to recover more than $10,000
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from the Executive pursuant to this Section 14(b).

     15.  Binding on Successors.  This Agreement shall be binding upon and inure
          ---------------------
to the benefit of the Company, the Executive and their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

     16.  Governing Law.  This Agreement is being made and executed in and is
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intended to be performed in the State of California and shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of California, without regard to the conflict of laws principles thereof.

     17.  Validity.  The invalidity or unenforceability of any provision or
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provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

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     18.  Notices.  Any notice, request, claim, demand, document and other
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communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

          (a) If to the Company, addressed to its principal offices to the attention of President, at 3500 Sepulveda Blvd., Manhattan Beach, California 90266;

          (b) If to the Executive, to him at the address set forth below under this signature; or at any other address as any party shall have specified by notice in writing to the other parties.

     19.  Counterparts.  This Agreement may be executed in several counterparts,
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each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

     20.  Entire Agreement.  As of the Effective Date, the terms of this
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Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior to contemporaneous agreement and the existing employment agreement between the Executive and the Company, is hereby terminated on the Effective Date. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding to vary the terms of this Agreement.

     21.  Amendments; Waivers.  This Agreement may not be modified, amended, or
          -------------------
terminated except by an instrument in writing, approved by the Board and signed by the Executive and the Company. By an instrument in writing similarly executed, the Executive or the Company may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall
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not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.

     22.  No Effect on Other Contractual Rights.  Notwithstanding Section 20,
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the provisions of this Agreement, and any other payment provided for hereunder, shall not reduce any amounts otherwise payable to the Executive under any other agreement between the Executive and the Company or other officers of the Company, or in any way diminish the Executive's rights under any other agreement with the Company or other officers of the Company, or employee benefit plan, program or arrangement of the Company to which he may be entitled as an employee of the Company.

     23.  No Inconsistent Actions.  The parties hereto shall not voluntarily
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undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                              EXECUTIVE:


                              /s/Alexander Haagen, Sr.
                              ------------------------
                              ALEXANDER HAAGEN


                              2701 Via Elevado
                              ----------------
                              Street Address


                              Palos Verdes Estates, CA 90274
                              ------------------------------
                              City              State   Zip


                              ALEXANDER HAAGEN PROPERTIES, INC.,
                              a Maryland corporation



                              By: /s/ Alexander Haagen, Sr.
                                  -------------------------

                              HAAGEN PROPERTY MANAGEMENT, INC.,
                              a Maryland corporation


                              By: /s/ Alexander Haagen, Sr.
                                  -------------------------
                                Its: Chief Executive Officer
                                     -----------------------

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                                   EXHIBIT A

          LIST OF RETAIL SHOPPING CENTERS OWNED BY THE HAAGEN FAMILY

Sears - Oakland
Sears - Pico
Kmart - Stone Mountain
Martin Luther King Shopping Center (Southeast/Beta)
Manhattan Hacienda/Corporate Office
Rowland Heights
Thomas Road - Phoenix 808 (former Gemco)
Fontana Land
Sweetwater Square
El Monte Shopping Center

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                                   EXHIBIT B

                        FORM OF RESTRICTED STOCK AWARD

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